UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 22, 2008, the United States Congress enacted into law the Food, Conservation and Energy Act of 2008 with a provision that amended the federal charter of the Registrant (Title VIII of the Farm Credit Act of 1971, as amended, codified at 12 U.S.C. §§2279aa et seq.) to expand the Registrant’s authorities to include the purchase of, and guarantee of securities backed by, rural utilities loans.  The text of the amendments to the Registrant’s federal charter is attached to this report as Exhibit 3.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On May 27, 2008, the Registrant issued a press release to announce the expansion of its federal charter to authorize it to purchase and guarantee securities backed by rural utilities loans throughout the nation.  This expansion was contained in the Food, Conservation and Energy Act of 2008, which was enacted into law by Congress on May 22, 2008.  A copy of the press release is attached to this report as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

3.           Text of amendments to the Registrant’s federal charter.

               99.           Press Release dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Nancy E. Corsiglia
Name: Nancy E. Corsiglia
Title: Executive Vice President

Dated:         May 27, 2008